                                                                   EXHIBIT 10.2


                       SEVENTH AMENDMENT AND WAIVER UNDER
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    THIS SEVENTH AMENDMENT AND WAIVER (this "Amendment") to the Second Amended and Restated Credit Agreement referred to below is made as of February 2, 2000 by and among NEW AMERICAN HEALTHCARE CORPORATION, a Delaware corporation (the "Borrower"), TORONTO DOMINION (TEXAS), INC., as agent for the financial institutions party hereto (in such capacity, the "Agent"), THE TORONTO-DOMINION BANK, as Issuing Bank and THE FINANCIAL INSTITUTIONS PARTY HERETO (collectively, the "Banks"; individually, a "Bank").

                              W I T N E S S E T H

    WHEREAS, the Borrower, the Agent, the Issuing Bank and the Banks are party to that certain Second Amended and Restated Credit Agreement, dated as of May 14,1999 (as amended, supplemented or otherwise modified from time to time, prior to the date hereof, the "Credit Agreement"); and

    WHEREAS, the Agent, the Issuing Bank and the Banks have agreed to amend the Credit Agreement and to defer certain interest payments thereunder in the manner, and on the terms and conditions, provided for herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

             2. AMENDMENT TO SECTION 2.1(A). Section 2.1(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting the following new sentence in lieu thereof:

             "Notwithstanding anything to the contrary, no Loan shall be made hereunder at any time without the prior written consent of each Bank."

             3. DELIVERIES OF REQUIRED INFORMATION. On or before the dates set forth on Schedule 1, the Borrower shall deliver to the Agent, in form and substance satisfactory to the Agent, the information identified in Schedule I (the "Required Information").

             4. DEFERRAL OF INTEREST PAYMENTS. The Borrower hereby acknowledges that, as of the date hereof, interest was payable by the Borrower under the Credit Agreement and the Notes on the following dates and in the following amounts:



               Payment Date              Amount of Interest Payment
               ------------              --------------------------
             December 13, 1999                  $752,115.91
             December 22, 1999                  $ 16,041.67
             December 29, 1999                  $ 61,359.38
             January 6, 2000                    $ 18,083.33
             January 13, 2000                   $836,791.21


             Notwithstanding anything to the contrary, the parties hereto agree that the foregoing scheduled interest payments on the Loans, together with any other fees, expenses and interest, due under the Credit Agreement shall be deferred until February 10, 2000 on which date such amounts shall be due and payable in full, provided, however, if the Required Information is not delivered on or before the dates set forth in Schedule I, such deferral shall automatically terminate on the date such Required Information was due. Any failure to pay such amounts on February 10, 2000, or such earlier due date in the event any Required Information is not delivered on or before the date such Required Information is due, shall constitute an immediate Event of Default for any and all purposes under the Credit Agreement and the other Loan Documents.

             5. RATIFICATION OF CREDIT AGREEMENT. Except as expressly provided, herein, the Credit Agreement and the other Loan Documents shall continue to be in full force and effect in accordance with their respective terms and shall be unmodified. In addition, except as expressly provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Banks with respect to any right or remedy which the Agent or the Banks may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Banks may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Incipient Default or Event of Default which may now exist or which may occur after the date hereof. Except as expressly provided herein, the Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.

             6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks that it is not aware of any Incipient Default or Event of Default other than those expressly waived pursuant hereto or otherwise disclosed in writing to the Agent. The Borrower acknowledges that the Banks are relying on the foregoing representation and warranty in making their decision to enter into this Amendment.

             7. OUTSTANDING INDEBTEDNESS; WAIVER OF CLAIMS. The Borrower hereby acknowledges and agrees that as of February 1, 2000 the outstanding principal amount of the Loan is $107,057,121.15 and that such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. The Borrower hereby further acknowledges that it has no Claims (as hereinafter defined) against the Agent, the Issuing Bank or the Banks and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors,


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subsidiary corporations, parent corporations and related corporate divisions and their respective successors and assigns (all of the foregoing being the "Indemnified Persons") and hereby waives, releases, remises and forever discharges Agent, the Issuing Bank, each Bank and each other Indemnified Person from any and all Claims of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any Indemnified Person prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to the Credit Agreement or any other Loan Document. For purposes hereof, "Claims" shall mean all liabilities, obligations, losses, damages, penalties, actions, judgments, suits or claims which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under the Credit Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated thereunder.

             8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

             9. EFFECTIVENESS. This Amendment shall become effective upon receipt by the Agent of nine original copies of this Amendment duly executed and delivered by the Borrower, the Agent, the Issuing Bank and the Banks and acknowledged by the Guarantors listed on the signatures pages hereto.

             10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.


                            [SIGNATURE PAGES FOLLOW]


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     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of date and year first above written.


                                      NEW AMERICAN HEALTHCARE CORPORATION


                                      By: /s/ Thomas W. Singleton
                                         --------------------------------------
                                      Name: Thomas W. Singleton
                                      Title: President



                                      TORONTO DOMINION (TEXAS), INC.,
                                      As Agent and a Bank



                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:


                                      THE TORONTO-DOMINION BANK,
                                      as Issuing Bank

                                      By:
                                         --------------------------------------
                                      Name:
                                      Title:



                                     BANK OF AMERICA., N.A. f/k/a
                                     NATIONSBANK, N.A.


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:


                       [SIGNATURES CONTINUED ON NEXT PAGE]


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                                        FIRST UNION NATIONAL BANK


                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:



                                        FIRST AMERICAN NATIONAL BANK


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK OF KENTUCKY


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:



                                        BANK ONE, N.A.

                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        AMSOUTH BANK


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


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The undersigned Guarantors hereby (i) acknowledge and consent to the amendment of the Credit Agreement and the waiver of payment default and deferral of interest payments effected by this Amendment and (ii) confirm and agree that their obligations under their respective Guaranties shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

NAHC OF MISSOURI, INC.
NAHC OF TEXAS, INC.
NAHC II OF TEXAS, INC.
NAHC FINANCIAL, INC.
NAHC OF IOWA, INC.
NAHC OF OREGON, INC.
NAHC II OF OREGON, INC.
NAHC III OF OREGON, INC.
NAHC OF WYOMING INC.
NAHC COMPANY INC.
NAHC GEORGIA HOLDINGS, INC.
NAHC OF MISSISSIPPI, INC.
NAHC OF WASHINGTON INC.
MEMORIAL HOSPITAL OF ADEL, INC.


By: /s/ Thomas W. Singleton
   --------------------------------
Name: Thomas W. Singleton
Title: President



NAHC LIMITED PARTNERSHIP
By: Now American Healthcare Corporation,
    Its General Partner


By: /s/ Thomas W. Singleton
   --------------------------------
Name: Thomas W. Singleton
Title: President

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WELSH, CARSON, ANDERSON & STOWE VII, L.P.
By: WCAS VII Partners,
    as General Partner


By:
   ---------------------------------
Name:
Title:


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                                   SCHEDULE I


INFORMATION DUE JANUARY 31, 2000

     1. Management Contract. The Borrower shall deliver a term sheet regarding management's proposal for managing and selling the Hospitals, including any proposed compensation and commission terms.

     2. Cash Flow Projections. The Borrower and its Subsidiaries shall deliver thirteen (13) week rolling cash flow projections, broken down by each Hospital and the corporate office and reconciled with the Borrower's long-term projections. Updates of such cash flow projections shall be delivered on a weekly basis, with each update providing an explanation of any variances with the prior week.

     3. Bank Accounts. The Borrower and its Subsidiaries shall supplement the bank account information set forth in Schedule 7.20 to the Credit Agreement by providing Agent with the current balance of each account set forth in such Schedule. Upon request of Agent, the Borrower and its Subsidiaries shall update such Schedule and account balance information and provide such supporting detail and documentation as shall be requested by Agent.

     4. Reimbursement/Government Claims. The Borrower and its Subsidiaries shall identify and quantify all known and/or projected third party reimbursement settlements (payables and receivables) or government claims by Hospital, together with the expected date of payment or receipt of such payables and/or receivables, as the case may be.

     5. Reserves. The Borrower and its Subsidiaries shall provide an estimate of reserves, on a Hospital by Hospital basis, expected to be required for third party settlements insurance obligations and any other reserve items to be retained subsequent to the sale of any Hospital.

     6. Capital Expenditures. The Borrower and its Subsidiaries shall provide a detailed budget of essential Capital Expenditures, on a Hospital by Hospital basis, as well as an aggregate basis, for the six-month period ending June 30, 2000. Updates of such Capital Expenditures budget shall be delivered to the Agent on the last Business Day of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2000.

     7. Public Relations Plan. The Borrower and its Subsidiaries shall provide a Plan describing the method and timing of communicating the plan described below to all relevant parties, including trade creditors, doctors, employees, community leaders and regulators.

INFORMATION DUE FEBRUARY 3, 2000

     1. Plan. The Agent acknowledges receipt from the Borrower and its Subsidiaries of a comprehensive operating plan (the "Plan"), including time frames for proposed sales of hospitals and healthcare facilities (collectively, the "Hospitals"), staffing and expense projections, as well as management and key employee retention and incentive proposals. The Borrower and its Subsidiaries shall deliver to the Agent a revised copy of such plan, incorporating all comments previously provided by the Agent.

     2. Severance Agreements/Incentive Bonuses. The Agent acknowledges receipt from the Borrower and its Subsidiaries of a plan proposing severance agreements, stay bonuses and similar employee retention arrangements at the corporate and local hospital levels. The Borrower and its Subsidiaries shall deliver to the Agent a revised copy of such plan, incorporating all comments previously provided by the Agent

ADDITIONAL REPORTING REQUIREMENTS

     1. Monthly Financial Projections. On the first day of each calendar month, the Borrower and its Subsidiaries shall deliver monthly financial projections, including income statements, balance sheets and statements of cash flow, together with appropriate supporting details and a statement of underlying assumptions, for each month remaining in the estimated sale period. Such projections shall be prepared for each Hospital, the corporate office and the Borrower and its Subsidiaries on a consolidated basis.

     2. Monthly Financials. The Borrower and its Subsidiaries shall deliver monthly income statements, balance sheets and statements of cash flow within thirty-five (35) days after each month's end for the period commencing on January 1, 2000 through and including July 31, 2001. Such financials shall be prepared for each Hospital, the corporate office and each Subsidiary.

     3. Capital Expenditure Reconciliations. Upon request of Agent, and in no event less frequently than Friday of each calendar week, the Borrower shall provide a reconciliation of actual Capital Expenditures made by Borrower and its Subsidiaries and Loans made to fund Capital Expenditures (which Capital Expenditures have not yet been made) with the Capital Expenditures Budget, which reconciliation shall be in form and substance satisfactory to Agent and accompanied by such supporting detail and documentation as shall be requested by Agent.